UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2012

CHROMADEX CORP.
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “ SEC ”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2012, the Board of Directors (the “Board”) of ChromaDex Corp (the “Company”) appointed Jeffrey Himmel, its Chief Executive Officer, as a director of the Company.

Mr. Himmel, age 58, was the Chairman and Chief Executive Officer of The Himmel Group from 1990-2012. The Himmel Group has built branded consumer products in a range of consumer packaged goods areas including personal health care and nutritional foods, most recently OVALTINE, under license from Novartis Nutrition, until the brand was sold to Nestle in 2007, and GOLD BOND MEDICATED POWDER, a line of medicated skin care products which Himmel built from a small New England brand with sales of $1 million into the market leader in the U.S., when it was then sold to Chattem, Inc.

Mr. Himmel is a former member of the board of directors of The Wharton School at the University of Pennsylvania Undergraduate Executive Board (1999-2010), and was a member of the board of directors of The Consumer Healthcare Products Association, the industry trade organization for the over-the-counter pharmaceutical and dietary supplements industries from 1999-2010 and a member of its Finance Committee, and Chairman of its Audit Committee from 1991 to the present. He received a B.S. in Economics from the Wharton School of Finance and Commerce at the University of Pennsylvania (1975), a Master of Science in Taxation from Bentley College (1978), and is a former member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.  Mr. Himmel was chosen to be a director of the Company based on his experience with consumer products and companies in transition.

There are no arrangements or understandings between Mr. Himmel and any other persons pursuant to which Mr. Himmel was named a director of the Company. Mr. Himmel does not have a family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Other than as set forth herein, Mr. Himmel does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

On February 7, 2012, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Himmel, pursuant to which, effective as of January 22, 2012, Mr. Himmel shall serve as the Chief Executive Officer of the Company until January 31, 2015, subject to renewal.  Pursuant to the terms of his Employment Agreement, Mr. Himmel shall receive an annual base salary equal to $360,000 per year, which is subject to a 5% increase on January 1st of each year during the term of the Employment Agreement and a one-time $50,000 increase upon the Company’s common stock becoming listed on either the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange.

Pursuant to the terms of his Employment Agreement, Mr. Himmel was issued (i) 100,000 shares of the Company’s restricted common stock; (ii) an option to purchase 1,000,000 shares of the Company’s common stock; and (iii) an option to purchase an additional 1,000,000 shares of the Company’s common stock.  All options issued to Mr. Himmel have a term of five years and an exercise price equal to the fair market value of the common stock of the Company on the date of such grant.  All options shall vest and become exercisable as follows: one third shall vest and become exercisable on the first anniversary of the grant, and the remaining two thirds of the options shall vest monthly over the twenty-four months following the first anniversary of the grant date.

Under the terms of the Employment Agreement, the Company will also sell Mr. Himmel an aggregate of 1,000,000 shares of the Company’s restricted common stock at a purchase price of $0.001 per share.  The shares will vest in full on February 1, 2015 provided that the Stock Performance Condition is met.  The “Stock Performance Condition” shall be met if at any time on or prior to February 1, 2015 the per share Fair Market Value (as defined in the Employment Agreement) is at least equal to $1.296, subject to adjustment.

Under his Employment Agreement, Mr. Himmel is entitled to receive an annual bonus if the Company meets or exceeds certain criteria adopted by the Board’s Compensation Committee.  The “Target Bonus” for Mr. Himmel for 2012 shall be 100% of Mr. Himmel’s base salary upon substantially meeting the budgeted revenues and the budgeted EBITDA, and shall be paid pro-rata for performance in excess of such benchmarks, up to a maximum of 300% of Mr. Himmel’s base salary.

Upon the non-renewal or termination of Mr. Himmel’s employment (other than termination due to death or disability or or for “Cause” or termination by Mr. Himmel without "Good Reason", as defined in the Employment Agreement), Mr. Himmel shall be entitled to receive two (2) weeks’ base salary for each full year of service, with a maximum payment equal to eight weeks’ base salary.  Additionally, if Mr. Himmel provides the Company with a standard form of separation, waiver and release agreement releasing the Company and its affiliates from any liability associated with the Employment Agreement, Mr. Himmel will also be entitled to receive (i) his base salary, as then in effect, until the later of (a) the expiration of the remaining portion of the Initial Term or Renewal Term, as the case may be (as defined in the Employment Agreement) or (b) the 12 month period commencing on the date Mr. Himmel is terminated; (ii) reimbursements for certain benefits Mr. Himmel was entitled to receive under the Employment Agreement; (iii) a lump sum equal to the product of (x) the maximum annual bonus which Mr. Himmel would have been otherwise entitled to receive and (y) the fraction in which the numerator is the number of calendar months in the Severance Period (as defined in the Employment Agreement) and the denominator of which is 12; and (iv) the vesting  of all outstanding options and other equity awards held by Mr. Himmel immediately prior to such termination, which shall become exercisable for such period of time indicated in such option or equity award ((i)-(iv) collectively, the “Separation Payment”).

Upon a Change of Control (as defined in the Employment Agreement), the Company shall pay to Mr. Himmel the Separation Payment without regard to whether Mr. Himmel continues in the employ of the Company or its successor.

This summary of the Employment Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Additionally, on February 7, 2012, the Company entered into an indemnification agreement with Mr. Himmel that provides, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, against any and all losses actually and reasonably incurred as a result of any Claim (as defined in the indemnification agreement).  This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01           Financial Statements and Exhibits

(d)           Exhibits .

Exhibit No.	Description

10.1 10.2	Employment Agreement with Jeffrey Himmel Form of Indemnification Agreement

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 13, 2012

CHROMADEX CORP. By: /s/ Thomas Varvaro Name: Thomas Varvaro Title: Chief Financial Officer